SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2001

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: Web site: http://www.avistacorp.com	509-489-0500

(Former name or former address, if changed since last report)

Item 5. Other Information
Item 7. Exhibits
SIGNATURES
EXHIBIT 99.(A)
EXHIBIT 99.(B)
EXHIBIT 99.(C)

Item 5. Other Information

On July 18, 2001, the Company issued a press release announcing that it will ask regulators in Washington and Idaho to approve an energy surcharge to electric customers in each state. The surcharges are intended to offset the costs of a severe shortage of hydropower generation and volatile energy market prices. The Company requested a surcharge of 36.9 percent in Washington and 14.7 percent in Idaho. The proposed surcharges would be applied as a uniform percentage increase to the rates for all customer classes in each state. The press release and each surcharge request are filed as exhibits hereto.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at the Company’s Internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Exhibits

99(a)	Press Release dated July 18, 2001

99(b)	Petition filed with the Washington Utilities and Transportation Commission

99(c)	Application filed with the Idaho Public Utilities Commission

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date:	July 18, 2001	/s/ Jon E. Eliassen

Jon E. Eliassen Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)